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EXHIBIT 99.9

Opinion and Consent of Legal Officer
of Pacific Mutual as to the Legality
of Contracts being Registered
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                [Letterhead of Pacific Mutual Insurance Company]

March 15, 1990

Pacific Mutual Life Insurance Company
700 Newport Center Drive
Post Office Box 9000
Newport Beach, California  92660

Dear Sirs:

In my capacity as Vice President and Investment Counsel of Pacific Mutual Life Insurance Company ("Pacific Mutual"), I have supervised the establishment of Pacific Select Variable Annuity Separate Account of Pacific Mutual Life Insurance Company on November 22, 1989, by resolution of the Board of Directors of Pacific Mutual and Memorandum dated November 28, 1989 concerning Pacific Select Variable Annuity Separate Account as the separate account for assets applicable to Pacific Select Variable Annuity Contracts, pursuant to the provisions of Section 10506 of the Insurance Code of the State of California. Moreover, I have been associated with the preparation of the Registration Statement on Form N-4 ("Registration Statement") filed by Pacific Mutual and Pacific Select Variable Annuity Separate Account with the Securities and Exchange Commission (File No. 33-32704) under the Securities Act of 1933, as amended, for the registration of interests in the variable annuity contracts to be issued with respect to Pacific Select Variable Annuity Separate Account.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

1. Pacific Mutual has been duly organized under the laws of the State of California and is a validly existing corporation.
2. Pacific Select Variable Annuity Separate Account is duly created and validly existing as a separate account pursuant to the aforesaid provisions of California law.
3. The portion of the assets to be held in Pacific Select Variable Annuity Separate Account equal to the reserves and other liabilities under the Pacific Select Variable Annuity Contracts is not chargeable with liabilities arising out of any other business Pacific Mutual may conduct.
4. The Pacific Select Variable Annuity Contracts have been duly authorized by Pacific Mutual and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of Pacific Mutual, except as limited by bankruptcy or insolvency laws affecting the rights of creditors generally.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/DAVID R. CARMICHAEL
David R. Carmichael
Vice President and Investment Counsel
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DRC/rb